   As filed with the Securities and Exchange Commission on October 12, 1999.

                                              Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                  __________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                               ASECO CORPORATION
            (Exact name of registrant as specified in its charter)


                                  04-2816806
                     (I.R.S. employer identification no.)

                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)

                500 DONALD LYNCH BOULEVARD, MARLBORO, MA  01752
             (Address of principal executive offices)  (Zip Code)


                       1993 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)


                        SEBASTIAN J. SICARI, PRESIDENT
                               ASECO CORPORATION
                          500 DONALD LYNCH BOULEVARD
                              MARLBORO, MA  01752
                    (Name and address of agent for service)

                                (508) 481-8896
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of securities         Amount        Proposed    Proposed       Amount
to be                  to be registered    maximum     maximum         of
registered                   (1)          offering    aggregate   registration
                                          price per   offering        fee
                                          share (2)   price (2)
------------------------------------------------------------------------------
COMMON STOCK,                   150,000       $2.98    $447,000     $124.26
$.01 PAR VALUE
==============================================================================

(1) Plus such additional number of shares as may be required pursuant to the plan in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on October 8, 1999.

                                EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to an aggregate of 150,000 shares of Common Stock, $.01 par value per share, of Aseco Corporation (the "Company"), which represent the increase in the number of shares issuable under the Company's 1993 Employee Stock Purchase Plan (the "Plan") approved by the Board of Directors of the Company on March 15, 1999 and subsequently approved by the stockholders of the Company on August 11, 1999. The Company previously filed with the Securities and Exchange Commission (the "Commission") (i) on July 20, 1993 a Registration Statement on Form S-8 (File No. 33-66250), covering an aggregate of 751,666 shares of the Company's Common Stock, including 100,000 shares then reserved for issuance under the Plan and (ii) on December 15, 1998 a Registration Statement on Form S-8 (File No. 333-68907) covering 50,000 shares then reserved for issuance under the Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION BY REFERENCE
          --------------------------

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended March 28, 1999, containing the Company's audited financial statements for the fiscal year then ended;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ending June 27, 1999; and

     (c) The description of the Company's Common Stock contained in (i) the Company's registration statement on Form 8-A filed with the Commission on February 26, 1993, and (ii) the Company's registration statements on Form 8-A and Form 8-A/A filed with the Commission on August 26, 1996 and August 28, 1996, respectively.

     In addition, all documents filed by the Company after the initial filing date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES
          -------------------------

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

     The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Choate, Hall & Stewart, 53 State Street, Exchange Place, Boston, Massachusetts 02109. Robert V. Jahrling, a partner of Choate, Hall & Stewart, also serves as the Secretary of the Company.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS
          -----------------------------------------

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article Ninth of the Company's Third Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth further provides that a director's personal liability shall be eliminated or limited in the future to the fullest extent permitted from time to time by the Delaware General Corporation Law.

     Article Tenth of the Company's Third Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted from time to time under the Delaware General Corporation Law, indemnify each of its directors and officers against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services to the Company, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

     Not applicable.

ITEM 8.   EXHIBITS
          --------

     5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

     23.1 Consent of Ernst & Young LLP.

     23.2 Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

     24.1 Power of Attorney (included in page II-5).

     99.1 The Company's 1993 Employee Stock Purchase Plan (as amended and restated as of August 11, 1999).

ITEM 9.   UNDERTAKINGS
          ------------

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlboro, The Commonwealth of Massachusetts, on October 12, 1999.

                              ASECO CORPORATION
                              (Registrant)



                              By: /s/ Sebastian J. Sicari
                                 -----------------------------
                                 Sebastian J. Sicari
                                 President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Sebastian J. Sicari and Robert V. Jahrling, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on October 12, 1999 by the following persons in the capacities indicated.

NAME                    CAPACITY
----                    --------

/s/ Sebastian J. Sicari President, Chief Executive Officer and Director ---------------------- (Principal Executive Officer)
Sebastian J. Sicari

/s/ Mary R. Barletta    Chief Financial Officer (Principal Financial
----------------------  and
Mary R. Barletta        Accounting Officer)

/s/ Carl S. Archer, Jr.
----------------------
Carl S. Archer, Jr.     Director

/s/ Dr. Sheldon Buckler
----------------------
Dr. Sheldon Buckler     Director

/s/ Dr. Sheldon Weinig
----------------------
Dr. Sheldon Weinig      Director


----------------------
Dr. Gerald L. Wilson    Director